UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2011

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

Delaware	001-35148	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 NW Northrup Street, Suite 700, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

(503) 226-3440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2011, McCormick and Schmick’s Seafood Restaurants, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). The total number of shares of the Company’s common stock, par value $0.001 per share, voted in person or by proxy at the Meeting was 13,799,784, representing approximately 92.8% of the 14,869,948 shares outstanding and entitled to vote at the Meeting. The number of votes cast for, against, as well as abstentions and broker non-votes, with respect to each matter is set out below.

Proposal 1: The election of the nominees listed below as directors of the Company.

	For	Withheld	Broker Non Votes
William T. Freeman	10,435,237	330,327	3,034,220
Douglas L. Schmick	9,978,572	786,992	3,034,220
Elliot H. Jurgensen, Jr.	9,935,329	830,235	3,034,220
James R. Parish	9,935,429	830,135	3,034,220
J. Rice Edmonds	9,936,354	829,210	3,034,220
Christine F. Deputy Ott	10,504,982	260,582	3,034,220
Eric P. Bauer	10,300,274	465,290	3,034,220

Proposal 2: To consider and approve, on an advisory basis, the compensation of the Company’s named executive officers as further described in the proxy statement.

For	10,568,950
Against	77,795
Abstain	118,819
Broker Non Votes	3,034,220

Proposal 3: The advisory vote regarding the frequency with which the Company should hold an advisory vote regarding the compensation of the Company’s named executive officers.

1 Year	9,232,876
2 Years	53,868
3 Years	1,359,633
Abstain	119,187
Broker Non Votes	3,034,220

Proposal 4: The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

For	12,269,886
Against	1,525,494
Abstain	4,404
Broker Non Votes	0

Item 9.01	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc.

Date: June 1, 2011

	By:	/s/ Michelle M. Lantow
Michelle M. Lantow
Chief Financial Officer
(Principal Financial and Accounting Officer)